Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Global Head of Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports third quarter fiscal 2025 results

•	Net service revenue growth accelerated in both segments

•	Adjusted EBITDA and adjusted EPS set quarterly records

•	Achieved a milestone margin performance with continued expansion opportunities ahead

•	Unprecedented visibility with both backlog and pipeline at all-time highs

•	Increased full year financial guidance for a third consecutive quarter

DALLAS (August 4, 2025) — AECOM (NYSE: ACM), the trusted global infrastructure leader, today reported third quarter fiscal 2025 results.

(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$4,178	--	1%	--
Net Service Revenue (NSR)[2]	--	$1,938	--	6%
Operating Income	$294	$296	29%	13%
Segment Operating Margin[3]	--	17.1%	--	+90 bps
Net Income	$175	$178	35%	12%
EPS (Fully Diluted)	$1.31	$1.34	38%	16%
EBITDA[4]	--	$313	--	10%
EBITDA Margin[5]	--	17.6%	--	+110 bps
Operating Cash Flow	$284	--	(3%)	--
Free Cash Flow[6]	--	$262	--	(4%)
Total Backlog[7]	$24,588	--	5%	--

“The strength of our third quarter results, which included outperformance on all key financial metrics, demonstrated the benefits of our competitive edge platform and the high returns we earn on our growth investments,” said Troy Rudd, AECOM’s chairman and chief executive officer. “Our visibility has never been stronger – driven by the secular investment megatrends of infrastructure, sustainability and resilience, and energy – and our backlog and pipeline are at record highs. Our win rates are at all-time high levels, and we are confident in continued growth in the earnings power of our business. This quarter, we also reached a major milestone by delivering a 17.1% segment adjusted operating margin, exceeding our long-term 17% target more than one year ahead of our prior expectation. Leading our industry in margins has been a hallmark of our performance over the past several years. Importantly, these margins include record investments in organic growth initiatives, such as in our advisory business and in our technical capabilities, underscoring the high returns we earn on our investments and the continued opportunity to expand margins over time.”

“No company can match what AECOM provides in scale, technical expertise and innovation, and we are well-positioned to take advantage of long-term opportunities from the multi-decade secular growth megatrends across our markets,” said Lara Poloni, AECOM’s president. “As projects become more complex and unprecedented in size and scope, our ability to provide advisory, program management, and design expertise creates an unrivaled value proposition for our clients. Our market leading position was further validated by ENR’s most recent survey that included number one rankings in mass transit, highways, bridges and remediation, which underscores the ideal position we have to capitalize on strong demand.”

“We continue to deliver on our key commitments that underpin long-term value creation, highlighted this quarter by the achievement of a margin in excess of our 17% target well ahead of the timeline we previously communicated, as well as record adjusted EBITDA and EPS,” said Gaurav Kapoor, AECOM’s chief financial and operations officer. “We also continue to convert our record earnings to cash flow at a strong rate, with year-to-date free cash flow increasing by 27% over the prior year to a new all-time high. As a result, we have returned nearly $240 million of capital to shareholders through repurchases and dividends in the year, inclusive of our most recent dividend in July, and we remain committed to maximizing value for our investors.”

Third Quarter Highlights

•	Revenue increased slightly; net service revenue[2] increased by 6%, highlighted by 8% growth in the Company’s largest and most profitable segment, the Americas.

•	Operating income increased by 29%; the segment adjusted[1] operating margin[3] increased by 90 basis points to 17.1% and the adjusted[1] EBITDA margin[5] increased by 110 basis points to 17.6%, both of which set new quarterly records.

•	Net income increased by 35%; adjusted[1] EBITDA[4] increased by 10% and adjusted[1] EPS increased by 16%.

•	Free cash flow[6] of $262 million resulted in a 27% increase in year-to-date free cash flow to $551 million, which marked a new all-time high for the first three quarters of the year.

•	Total backlog[7] increased by 5% to a record high, driven by a 1.0x book-to-burn[8] ratio in each of the Americas and International design businesses.

-	Design backlog[7] increased by 5% to a record high, including 6% contracted backlog growth.

-	The Company delivered a 19th consecutive quarter with a book-to-burn ratio[8] in excess of 1.0x.

-	The pipeline of opportunities increased to a new record, including growth in both the Americas and International segments, as well as double-digit growth in the earliest stages of the pipeline, which is evidence of the long-term nature of the current investment cycle.

Financial Guidance

•	AECOM increased its fiscal 2025 guidance for adjusted EBITDA, adjusted EPS, segment adjusted operating margin and adjusted EBITDA margin; the Company expects to deliver:

-	Organic NSR[2] growth of 5% to 8%, consistent with prior guidance.

-	Adjusted[1] EBITDA[4] of between $1,190 million and $1,210 million, a 10% increase at the mid-point of the range.

-	Adjusted[1] EPS of between $5.20 and $5.30, a 16% increase at the mid-point of the range.

-	70 basis points of both segment adjusted[1] operating margin[3] and adjusted EBITDA margin[5] expansion to 16.5% and 16.7%, respectively.

-	100%+ free cash flow[6] conversion.

•	Other assumptions incorporated into fiscal 2025 guidance:

-	An average fully diluted share count of 133 million, which reflects shares repurchased to-date.

-	An adjusted effective tax rate of approximately 24% for the full year.

•	See the Regulation G Information tables at the end of this release for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Business Segments

Americas

Revenue in the third quarter was $3.3 billion, a 1% increase from the prior year. Net service revenue2 was $1.2 billion, an 8% increase from the prior year. This performance included continued strong growth in the U.S., as well as the seventh consecutive quarter of double-digit growth in Canada. Both markets are benefiting from strong public infrastructure investment and a strong win rate.

Operating income increased by 16% to $241 million and on an adjusted1 basis increased by 14% to $241 million. The adjusted operating margin on net service revenue increased by 120 basis points over the prior year to 20.5%, a new quarterly high and consistent with the Company’s expectation for continued long-term margin expansion resulting from its competitive advantage. This performance includes strong execution, the benefits from high-returning organic growth investments, ongoing continuous improvement initiatives, and growth in the Company’s higher margin Advisory business.

Backlog in the Americas segment is at a record high, driven by a 1.0x book-to-burn ratio8.

International

Revenue in the third quarter was $901 million, a slight decline from the prior year. Net service revenue2 was $759 million, a 3% increase from the prior year. Growth was driven by the U.K. and Middle East markets, which was partially offset by a decline in Australia.

Operating income and adjusted1 operating income increased 7% and 6%, respectively, to $90 million. The adjusted operating margin on net service revenue increased by 20 basis points over the prior year to 11.9%, which reflected continued strong execution and the Company’s focus on high-returning markets and opportunities across its largest geographies.

Backlog in the International segment is at a record high, driven by a 1.0x book-to-burn ratio8.

Balance Sheet and Capital Allocation Update

The Company ended the quarter with a strong balance sheet, including net leverage9 of 0.6x. Since the initiation of its stock repurchase program in September 2020, the Company has repurchased more than $2.3 billion of stock, which represents approximately one-third of the Company’s market capitalization at the time it commenced repurchases, and has returned more than $2.7 billion of capital inclusive of dividends.

Tax Rate

The effective tax rate was 24.2% in the third quarter. On an adjusted10 basis, the effective tax rate was 27.0%. The Company continues to expect a full year adjusted tax rate of approximately 24%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends, and outlook. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A, and margins are presented on a net service revenue basis.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Adjusted EBITDA margin includes non-controlling interests in EBITDA and is on a net service revenue basis.

6 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment; free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to AECOM.

7 Backlog represents the total value of work for which AECOM has been selected that is expected to be completed by consolidated subsidiaries; growth rates are presented on a constant-currency basis.

8 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period.

9 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

10 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

About AECOM

AECOM (NYSE: ACM) is the global infrastructure leader, committed to delivering a better world. As a trusted professional services firm powered by deep technical abilities, we solve our clients’ complex challenges in water, environment, energy, transportation and buildings. Our teams partner with public- and private-sector clients to create innovative, sustainable and resilient solutions throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. AECOM is a Fortune 500 firm that had revenue of $16.1 billion in fiscal year 2024. Learn more at aecom.com.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, capital allocation strategy including stock repurchases, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; potential government shutdowns, changes in administration or other funding directives and circumstances that may cause governmental agencies to modify, curtail or terminate our contracts; losses under fixed-price contracts; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; changes in government laws, regulations and policies, including failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs and trade policies, geopolitical events, and conflicts; inflation, currency exchange rates and interest rate fluctuations; changes in capital markets and stock market volatility; retaining and recruiting key technical and management personnel; legal claims and litigation; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital real estate development projects; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and result in any future proceeds owed to us as part of the transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This communication contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, segment adjusted operating margin, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted operating income, adjusted net income, adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.  We present adjusted tax rate to reflect the tax rate on adjusted earnings. We also use constant-currency growth rates where appropriate, which are calculated by conforming the current period results to the comparable period exchange rates.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this communication. The Company is unable to reconcile certain of its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income. The Company is unable to provide a reconciliation of its guidance for NSR to GAAP revenue because it is unable to predict with reasonable certainty its pass-through revenue.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2025	June 30, 2024	% Change	June 30, 2025	June 30, 2024	% Change
Revenue	$4,178,440	$4,151,251	0.7%	$11,964,205	$11,995,004	(0.3)%
Cost of revenue	3,851,490	3,866,207	(0.4)%	11,078,090	11,204,816	(1.1)%
Gross profit	326,950	285,044	14.7%	886,115	790,188	12.1%
Equity in earnings (losses) of joint ventures	5,290	7,647	(30.8)%	21,707	(1,835)	(1282.9)%
General and administrative expenses	(38,163)	(36,209)	5.4%	(118,676)	(116,619)	1.8%
Restructuring costs	—	(29,025)	(100.0)%	—	(80,670)	(100.0)%
Income from operations	294,077	227,457	29.3%	789,146	591,064	33.5%
Other income (loss)	823	963	(14.5)%	(1,001)	6,154	(116.3)%
Interest income	14,063	15,817	(11.1)%	45,157	43,341	4.2%
Interest expense	(40,198)	(51,370)	(21.7)%	(125,437)	(140,350)	(10.6)%
Income from continuing operations before taxes	268,765	192,867	39.4%	707,865	500,209	41.5%
Income tax expense for continuing operations	65,148	46,035	41.5%	145,618	118,078	23.3%
Net income from continuing operations	203,617	146,832	38.7%	562,247	382,131	47.1%
Net (loss) income from discontinued operations	(43,880)	5,677	(872.9)%	(63,766)	(104,998)	(39.3)%
Net income	159,737	152,509	4.7%	498,481	277,133	79.9%

Net income attributable to noncontrolling interests from continuing operations	(28,771)	(17,355)	65.8%	(55,953)	(44,585)	25.5%
Net income attributable to noncontrolling interests from discontinued operations	—	(881)	(100.0)%	(1,126)	(2,830)	(60.2)%
Net income attributable to noncontrolling interests	(28,771)	(18,236)	57.8%	(57,079)	(47,415)	20.4%

Net income attributable to AECOM from continuing operations	174,846	129,477	35.0%	506,294	337,546	50.0%
Net (loss) income attributable to AECOM from discontinued operations	(43,880)	4,796	(1014.9)%	(64,892)	(107,828)	(39.8)%
Net income attributable to AECOM	$130,966	$134,273	(2.5)%	$441,402	$229,718	92.1%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$1.32	$0.95	38.9%	$3.82	$2.48	54.0%
Basic discontinued operations per share	(0.33)	0.04	(925.0)%	(0.49)	(0.79)	(38.0)%
Basic earnings per share	$0.99	$0.99	0.0%	$3.33	$1.69	97.0%

Diluted continuing operations per share	$1.31	$0.95	37.9%	$3.80	$2.47	53.8%
Diluted discontinued operations per share	(0.33)	0.03	(1200.0)%	(0.49)	(0.79)	(38.0)%
Diluted earnings per share	$0.98	$0.98	0.0%	$3.31	$1.68	97.0%

Weighted average shares outstanding:
Basic	132,301	136,025	(2.7)%	132,411	135,976	(2.6)%
Diluted	133,078	136,790	(2.7)%	133,281	136,868	(2.6)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	June 30, 2025	September 30, 2024
Balance Sheet Information:
Total cash and cash equivalents	$1,794,077	$1,580,877
Accounts receivable and contract assets – net	4,519,999	4,599,765
Working capital	1,039,057	801,978
Total debt, excluding unamortized debt issuance costs	2,548,186	2,539,811
Total assets	12,252,145	12,061,669
Total AECOM stockholders’ equity	2,492,340	2,184,205

AECOM
Reportable Segments
(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended June 30, 2025
Revenue	$3,277,136	$901,198	$106	$—	$4,178,440
Cost of revenue	3,038,353	813,137	—	—	3,851,490
Gross profit	238,783	88,061	106	—	326,950
Equity in earnings of joint ventures	2,198	2,167	925	—	5,290
General and administrative expenses	—	—	(2,265)	(35,898)	(38,163)
Income (loss) from operations	$240,981	$90,228	$(1,234)	$(35,898)	$294,077

Gross profit as a % of revenue	7.3%	9.8%			7.8%

Three Months Ended June 30, 2024
Revenue	$3,246,882	$904,206	$163	$—	$4,151,251
Cost of revenue	3,043,053	823,154	—	—	3,866,207
Gross profit	203,829	81,052	163	—	285,044
Equity in earnings of joint ventures	3,478	3,617	552	—	7,647
General and administrative expenses	—	—	(540)	(35,669)	(36,209)
Restructuring costs	—	—	—	(29,025)	(29,025)
Income from operations	$207,307	$84,669	$175	$(64,694)	$227,457

Gross profit as a % of revenue	6.3%	9.0%			6.9%

Nine Months Ended June 30, 2025
Revenue	$9,285,863	$2,677,941	$401	$—	$11,964,205
Cost of revenue	8,644,327	2,433,763	—	—	11,078,090
Gross profit	641,536	244,178	401	—	886,115
Equity in earnings of joint ventures	12,571	9,071	65	—	21,707
General and administrative expenses	—	—	(7,467)	(111,209)	(118,676)
Income (loss) from operations	$654,107	$253,249	$(7,001)	$(111,209)	$789,146

Gross profit as a % of revenue	6.9%	9.1%			7.4%

Contracted backlog	$8,836,509	$4,614,568	$—	$—	$13,451,077
Awarded backlog	9,136,644	2,000,150	—	—	11,136,794
Total backlog	$17,973,153	$6,614,718	$—	$—	$24,587,871

Total backlog – Design only	$16,499,843	$6,614,718	$—	$—	$23,114,561

Nine Months Ended June 30, 2024
Revenue	$9,324,140	$2,670,034	$830	$—	$11,995,004
Cost of revenue	8,764,863	2,439,953	—	—	11,204,816
Gross profit	559,277	230,081	830	—	790,188
Equity in earnings (losses) of joint ventures	11,866	12,847	(26,548)	—	(1,835)
General and administrative expenses	—	—	(12,667)	(103,952)	(116,619)
Restructuring costs	—	—	—	(80,670)	(80,670)
Income (loss) from operations	$571,143	$242,928	$(38,385)	$(184,622)	$591,064

Gross profit as a % of revenue	6.0%	8.6%			6.6%

Contracted backlog	$8,883,852	$3,909,146	$—	$—	$12,792,998
Awarded backlog	8,468,398	2,100,828	—	—	10,569,226
Total backlog	$17,352,250	$6,009,974	$—	$—	$23,362,224

Total backlog – Design only	$15,884,131	$6,009,974	$—	$—	$21,894,105

AECOM
Regulation G Information
 (in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Nine Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Americas
Revenue	$3,277.1	$2,896.7	$3,246.9	$9,285.8	$9,324.2
Less: Pass-through revenue	2,098.3	1,772.0	2,150.6	5,931.4	6,177.0
Net service revenue	$1,178.8	$1,124.7	$1,096.3	$3,354.4	$3,147.2

International
Revenue	$901.2	$874.8	$904.2	$2,678.0	$2,670.0
Less: Pass-through revenue	142.6	132.5	175.0	426.9	465.1
Net service revenue	$758.6	$742.3	$729.2	$2,251.1	$2,204.9

Segment Performance (excludes ACAP)
Revenue	$4,178.3	$3,771.5	$4,151.1	$11,963.8	$11,994.2
Less: Pass-through revenue	2,240.9	1,904.5	2,325.6	6,358.3	6,642.1
Net service revenue	$1,937.4	$1,867.0	$1,825.5	$5,605.5	$5,352.1

Consolidated
Revenue	$4,178.4	$3,771.6	$4,151.2	$11,964.2	$11,995.0
Less: Pass-through revenue	2,240.9	1,904.5	2,325.6	6,358.3	6,642.1
Net service revenue	$1,937.5	$1,867.1	$1,825.6	$5,605.9	$5,352.9

Reconciliation of Total Debt to Net Debt

	Balances at:
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024
Short-term debt	$4.7	$3.2	$2.5
Current portion of long-term debt	68.5	67.1	63.6
Long-term debt, excluding unamortized debt issuance costs	2,475.0	2,476.6	2,475.4
Total debt	2,548.2	2,546.9	2,541.5
Less: Total cash and cash equivalents	1,794.1	1,600.1	1,644.8
Net debt	$754.1	$946.8	$896.7

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Nine Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Net cash provided by operating activities	$283.7	$190.7	$291.3	$625.5	$528.7
Capital expenditures, net	(22.0)	(12.3)	(18.4)	(74.4)	(94.9)
Free cash flow	$261.7	$178.4	$272.9	$551.1	$433.8

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Reconciliation of Income from Operations to Adjusted Income from Operations to Adjusted EBITDA with Noncontrolling Interests (NCI) to Adjusted EBITDA

Income from operations	$294.1	$257.6	$227.5	$789.2	$591.1
Noncore AECOM Capital loss (income)	1.3	4.7	(0.2)	7.0	38.3
Restructuring costs	—	—	29.0	—	80.7
Amortization of intangible assets	0.3	0.4	4.7	1.8	14.0
Adjusted income from operations	$295.7	$262.7	$261.0	$798.0	$724.1
Other income (expense)	0.8	(8.7)	1.1	(1.0)	6.2
Fair value adjustment included in other income	1.3	10.5	1.6	6.8	1.6
Depreciation	42.9	39.9	37.7	122.6	113.5
Adjusted EBITDA with noncontrolling interests (NCI)	$340.7	$304.4	$301.4	$926.4	$845.4
Net income attributable to NCI from continuing operations excluding interest income included in NCI	(27.9)	(14.7)	(15.9)	(52.5)	(40.3)
Amortization of intangible assets included in NCI	—	—	—	—	(0.2)
Adjusted EBITDA	$312.8	$289.7	$285.5	$873.9	$804.9

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes

Income from continuing operations before taxes	$268.8	$221.1	$192.9	$707.9	$500.2
Noncore AECOM Capital loss (income)	1.2	4.7	(0.2)	6.9	38.3
Fair value adjustment	1.1	10.6	1.6	6.1	1.6
Restructuring costs	—	—	29.0	—	80.7
Amortization of intangible assets	0.3	0.4	4.7	1.8	14.0
Financing charges in interest expense	1.3	1.2	7.0	3.9	9.5
Adjusted income from continuing operations before taxes	$272.7	$238.0	$235.0	$726.6	$644.3

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations

Income tax expense for continuing operations	$65.2	$51.2	$46.1	$145.7	$118.1
Tax effect of the above adjustments(1)	1.0	4.3	11.6	4.8	36.0
Valuation allowances and other tax only items	(0.3)	—	0.8	0.2	0.8
Adjusted income tax expense for continuing operations	$65.9	$55.5	$58.5	$150.7	$154.9

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests (NCI) from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(28.8)	$(15.8)	$(17.4)	$(56.0)	$(44.6)
Amortization of intangible assets included in NCI	—	—	—	—	(0.2)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(28.8)	$(15.8)	$(17.4)	$(56.0)	$(44.8)

AECOM
 Regulation G Information
 (in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations

Net income attributable to AECOM from continuing operations	$174.8	$154.1	$129.4	$506.2	$337.5
Noncore AECOM Capital loss (income), net of NCI	1.3	4.7	(0.2)	7.0	38.3
Fair value adjustment	1.1	10.6	1.6	6.1	1.6
Restructuring costs	—	—	29.0	—	80.7
Amortization of intangible assets	0.3	0.4	4.7	1.8	14.0
Financing charges in interest expense	1.2	1.2	7.0	3.8	9.5
Tax effect of the above adjustments(1)	(1.0)	(4.3)	(11.6)	(4.8)	(36.0)
Valuation allowances and other tax only items	0.3	—	(0.8)	(0.2)	(0.8)
Amortization of intangible assets included in NCI	—	—	—	—	(0.2)
Adjusted net income attributable to AECOM from continuing operations	$178.0	$166.7	$159.1	$519.9	$444.6

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share

Net income attributable to AECOM from continuing operations per diluted share	$1.31	$1.16	$0.95	$3.80	$2.47
Per diluted share adjustments:
Noncore AECOM Capital loss, net of NCI	0.01	0.04	—	0.05	0.28
Fair value adjustment	0.01	0.08	0.01	0.05	0.01
Restructuring costs	—	—	0.21	—	0.59
Amortization of intangible assets	—	—	0.03	0.01	0.10
Financing charges in interest expense	0.01	0.01	0.05	0.03	0.07
Tax effect of the above adjustments(1)	—	(0.04)	(0.08)	(0.04)	(0.26)
Valuation allowances and other tax only items	—	—	(0.01)	—	(0.01)
Adjusted net income attributable to AECOM from continuing operations per diluted share	$1.34	$1.25	$1.16	$3.90	$3.25

Weighted average shares outstanding – basic	132.3	132.4	136.0	132.4	136.0
Weighted average shares outstanding – diluted	133.1	133.1	136.8	133.3	136.9

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted EBITDA

Net income attributable to AECOM from continuing operations	$174.8	$154.1	$129.4	$506.2	$337.5
Income tax expense	65.2	51.2	46.1	145.7	118.1
Depreciation and amortization	44.4	41.6	46.4	128.3	133.7
Interest income, net of NCI	(13.1)	(13.4)	(14.3)	(41.7)	(39.1)
Interest expense	40.2	42.2	51.4	125.4	140.4
Amortized bank fees included in interest expense	(1.2)	(1.3)	(4.0)	(3.9)	(6.4)
Noncore AECOM Capital loss (income), net of NCI	1.3	4.7	(0.2)	7.0	38.3
Fair value adjustment included in other income	1.2	10.6	1.7	6.9	1.7
Restructuring costs	—	—	29.0	—	80.7
Adjusted EBITDA	$312.8	$289.7	$285.5	$873.9	$804.9

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Reconciliation of Segment Income from Operations to Adjusted Segment Income from Operations

Americas Segment:
Segment Income from operations	$240.9	$217.4	$207.4	$654.1	$571.2
Amortization of intangible assets	0.4	0.3	4.4	1.8	13.0
Adjusted segment income from operations	$241.3	$217.7	$211.8	$655.9	$584.2

International Segment:
Segment Income from operations	$90.2	$82.2	$84.6	$253.2	$242.9
Amortization of intangible assets	—	—	0.3	—	1.0
Adjusted segment income from operations	$90.2	$82.2	$84.9	$253.2	$243.9

Segment Performance (excludes ACAP & G&A):
Segment Income from operations	$331.1	$299.6	$292.0	$907.3	$814.1
Amortization of intangible assets	0.4	0.3	4.7	1.8	14.0
Adjusted segment income from operations	$331.5	$299.9	$296.7	$909.1	$828.1

AECOM
Regulation G Information

FY2025 GAAP EPS Guidance based on Adjusted EPS Guidance
(all figures approximate)	Fiscal Year End 2025
GAAP EPS guidance	$5.08 to $5.18
Adjusted EPS excludes:
Amortization of intangible assets	$0.02
Amortization of deferred financing fees	$0.05
Noncore AECOM Capital	$0.05
Fair value adjustment	$0.05
Tax effect of the above items	($0.05)
Adjusted EPS guidance	$5.20 to $5.30

FY2025 GAAP Net Income from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2025
GAAP net income from continuing operations guidance	$750 to $753
Net income attributable to noncontrolling interest from continuing operations	($75) to ($65)
Net income attributable to AECOM from continuing operations	$675 to $688
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$2
Amortization of deferred financing fees	$7
Noncore AECOM Capital	$7
Fair value adjustment	$6
Tax effect of the above items	($5)
Adjusted net income attributable to AECOM from continuing operations	$692 to $705
Adjusted EBITDA excludes:
Depreciation	$165
Adjusted interest expense, net	$115
Tax expense, including tax effect of above items	$218 to $225
Adjusted EBITDA guidance	$1,190 to $1,210

FY2025 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance
(in millions, all figures approximate)	Fiscal Year End 2025
GAAP interest expense guidance	$177
Finance charges in interest expense	($7)
Interest income, net of NCI	($55)
Adjusted net interest expense guidance	$115

FY2025 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance
(in millions, all figures approximate)	Fiscal Year End 2025
GAAP income tax expense guidance	$213 to $220
Tax effect of adjusting items	$5
Adjusted income tax expense guidance	$218 to $225

Note: Variances in tables are due to rounding.